Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
THIRD QUARTER 2026 EPS OF $1.01 PER SHARE;
AND FFO OF $1.59 PER SHARE

INCREASES 2026 EARNINGS GUIDANCE

Financial and Operating Highlights
•Net income attributable to common stockholders of $1.01 per share for the third quarter of 2026 as compared to net income of $0.34 per share for the same period in 2025.
•Funds from operations ("FFO") of $1.59 per share for the third quarter of 2026 as compared to FFO of $1.58 per share for the same period in 2025.
•The Company is increasing its previously announced 2026 FFO guidance range for the year ending December 31, 2026 from $5.60-$5.90 per share to $6.50-$6.70 per share, which reflects $1.10 per share of incremental income from the sale of a 20% joint venture interest in an entity related to the Company's food and beverage hospitality operations, offset by $0.25 per share attributable to the higher interest rate environment. The Company is also increasing its previously announced 2026 net income guidance range from $0.20-$0.50 per share to $0.40-$0.60 per share.
•Signed 38 Manhattan office leases totaling 591,108 square feet in the third quarter of 2026 and 142 Manhattan office leases totaling 1,965,533 square feet for the first nine months of 2026. The mark-to-market on signed Manhattan office leases was 13.6% higher for the third quarter and 15.7% higher for the first nine months than the previous fully escalated rents on the same spaces.
•Manhattan same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased 5.0% for the third quarter of 2026 and 4.2% for the first nine months of 2026, excluding lease termination income, as compared to the same periods in 2025.
•Manhattan same-store office occupancy increased to 95.0% as of September 30, 2026, inclusive of leases signed but not yet commenced.

Investing Highlights
•Entered into a contract to sell 110 Greene Street for total consideration of $226.0 million. The transaction is expected to close in the fourth quarter of 2026, subject to customary closing conditions, and generate approximately $216.0 million of net cash proceeds.
•Closed on the previously announced sale of 10 East 53rd Street for total consideration of $312.2 million. The Company received net cash proceeds of $99.0 million.
•Deployed $100.7 million of the $1.3 billion SLG Opportunistic Debt Fund (the "Fund") during the third quarter and $359.0 million to date in 2026, bringing total Fund deployment to $643.1 million, of which $528.8 million has been funded, and $18.9 million of which has since been repaid.
•In October, closed on the sale of a 20% joint venture interest in an entity related to the Company's food and beverage hospitality operations at a gross valuation of $200.0 million. The transaction generated proceeds to the Company of $40.0 million.
•In October, closed on the sale of the 26,000 square foot office condominium at 185 Broadway for $9.0 million. The Company received net cash proceeds of $8.7 million.
Financing Highlights
•In October, together with our joint venture partner, closed on a $2.0 billion refinancing of 245 Park Avenue. The five-year, fixed-rate financing was priced at a spread of 147 basis points above the U.S. Treasury index, resulting in an interest rate of 6.52%. SL Green hedged its share of the financing to an effective interest rate of 6.37%.

NEW YORK, October 21, 2026 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended September 30, 2026 of $72.2 million, or $1.01 per share, as compared to net income of $24.9 million, or $0.34 per share, for the same period in 2025.
The Company reported net loss attributable to common stockholders for the nine months ended September 30, 2026 of $38.7 million, or $0.56 per share, as compared to net loss of $7.3 million, or $0.12 per share, for the same period in 2025.
The Company reported FFO for the quarter ended September 30, 2026 of $122.1 million, or $1.59 per share, as compared to FFO of $120.4 million, or $1.58 per share, for the same period in 2025.
The Company reported FFO for the nine months ended September 30, 2026 of $296.3 million or $3.85 per share as compared to FFO of $351.4 million, or $4.60 per share, for the same period in 2025, which included $71.6 million, or $0.94 per share, of income, excluding interest income, related to the repayment of the commercial mortgage investment at 522 Fifth Avenue.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Manhattan same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, increased by 5.0% for the third quarter of 2026 and 4.2% for the first nine months of 2026, excluding lease termination income, as compared to the same periods in 2025.
During the third quarter of 2026, the Company signed 38 office leases in its Manhattan office portfolio totaling 591,108 square feet. The average rent on the Manhattan office leases signed in the third quarter of 2026 was $105.75 per rentable square foot, with an average lease term of 10.7 years and average tenant concessions of 8.2 months of free rent with a tenant improvement allowance of $85.20 per rentable square foot. Twenty-eight leases comprising 449,076 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $110.88 per rentable square foot, representing a 13.6% increase over the previous fully escalated rents on the same office spaces.

During the nine months ended September 30, 2026, the Company signed 142 office leases in its Manhattan office portfolio totaling 1,965,533 square feet. The average rent on the Manhattan office leases signed in 2026 was $102.61 per rentable square foot with an average lease term of 9.1 years and average tenant concessions of 8.6 months of free rent with a tenant improvement allowance of $89.88 per rentable square foot. Ninety-four leases comprising 1,424,546 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $109.99 per rentable square foot, representing a 15.7% increase over the previous fully escalated rents on the same office spaces.
Occupancy in the Company's Manhattan same-store office portfolio increased to 95.0% as of September 30, 2026, inclusive of leases signed but not yet commenced, as compared to 92.9% at the end of 2025.

Significant leasing activity in the third quarter includes:
•New lease with Legora, Inc. for 98,420 square feet at 11 Madison Avenue;
•Early renewal with IMG Worldwide LLC for 90,202 square feet at 304 Park Avenue South;
•New lease with Landesbank Baden-Württemberg for 58,332 square feet at 1185 Avenue of the Americas;
•New lease with Nearwater Management, LLC for 37,563 square feet at 245 Park Avenue;
•New expansion lease with Greenberg Traurig LLP for 33,477 square feet at One Vanderbilt Avenue;
•New lease with OceanSound Partners, LP for 32,032 square feet at 450 Park Avenue;
•Early renewal with Haworth, Inc. for 30,365 square feet at 125 Park Avenue.
Earnings Guidance
The Company is increasing its previously announced 2026 FFO guidance range for the year ending December 31, 2026 from $5.60-$5.90 per share to $6.50-$6.70 per share, which reflects $1.10 per share of incremental income from the sale of a 20% joint venture interest in an entity related to the Company's food and beverage hospitality operations, offset by $0.25 per share attributable to the higher interest rate environment. The Company is also increasing its previously announced 2026 net income guidance range from $0.20-$0.50 per share to $0.40-$0.60 per share.
Investment Activity
In September, the Company entered into a contract to sell 110 Greene Street for total consideration of $226.0 million. The transaction, which is expected to close in the fourth quarter of 2026, subject to customary closing conditions, will generate net cash proceeds to the Company of approximately $216.0 million that will be used for corporate debt repayment.
In August, the Company closed on the previously announced sale of 10 East 53rd Street for total consideration of $312.2 million. The Company received net cash proceeds of $99.0 million.
During the third quarter, the Company deployed $100.7 million of the $1.3 billion Fund and $359.0 million to date in 2026, bringing total Fund deployment to $643.1 million, of which $528.8 million has been funded, and $18.9 million of which has since been repaid.
In October, the Company closed on the sale of a 20% joint venture interest in an entity related to the Company's food and beverage hospitality operations, at a gross valuation of $200.0 million. The transaction generated proceeds to the Company of $40.0 million.
In October, the Company closed on the sale of the 26,000 square foot office condominium at 185 Broadway for $9.0 million. The Company received net cash proceeds of $8.7 million.

Financing Activity
In October, the Company and its joint venture partner closed on a $2.0 billion refinancing of 245 Park Avenue. The five-year, fixed-rate financing was priced at a spread of 147 basis points above the U.S Treasury index, resulting in an interest rate of 6.52%. SL Green hedged its share of the financing to an effective interest rate of 6.37%. The single-asset, single-borrower (SASB) CMBS execution was agented by world-class institutions led by JPMorgan Chase Bank, N.A., with participation from Bank of America, Deutsche Bank, Bank of Montreal, Goldman Sachs, Société Générale and Citibank. The new financing replaces the property's previous $1.768 billion of mortgage and mezzanine financing.
Institutional Investor Conference
The Company will host its Annual Institutional Investor Conference on Monday, December 7, 2026 beginning at 9:00 a.m. ET. The event will be held in-person, by invitation only. The presentation will be available online via audio webcast, in listen-only mode, and the accompanying presentation materials can be accessed in the Investors section of the SL Green Realty Corp. website at www.slgreen.com on the day of the conference. An audio replay of the presentation will be available in the Investors section of the SL Green Realty Corp. website following the conference.
For more information about the event, please email SLG2026@slgreen.com.
Dividends
In the third quarter of 2026, the Company declared:
•A quarterly ordinary dividend on its outstanding common stock of $0.6175 per share, which was paid in cash on October 15, 2026, and is the equivalent of an annualized dividend of $2.47 per share;
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period July 15, 2026 through and including October 14, 2026, which was paid in cash on October 15, 2026, and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, October 22, 2026, at 2:00 p.m. ET to discuss the financial results.
Supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Research analysts who wish to participate in the conference call must first register at https://register-conf.media-server.com/register/BI6e8d3796e9b044fbb7f0dca147720564.

Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing the value of Manhattan commercial properties. As of September 30, 2026, SL Green held interests in 53 buildings totaling 30.3 million square feet, which included ownership interests in 28.9 million square feet and 1.4 million square feet securing debt and preferred equity investments, excluding fund investments, and managed 5 buildings totaling 1.3 million square feet owned by third parties.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.
Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as our earnings guidance, future capital expenditures, dividends, acquisitions and dispositions (including the amount and nature thereof and the expected timing, closing and use of proceeds of pending dispositions), financing and refinancing transactions and hedging activities, development trends of the real estate industry and the New York metropolitan area markets, occupancy, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," “target,” “plan,” “guidance,” “outlook,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues:	2026	2025	2026	2025

Rental revenue, net	$165,552	$149,672	$503,393	$441,725
Escalation and reimbursement revenues	20,381	18,864	61,298	55,067
SUMMIT Operator revenue	34,655	32,883	90,306	86,424
Investment income	2,615	4,356	7,618	26,809
Interest income from real estate loans held by consolidated securitization vehicles	14,687	10,838	44,079	47,868
Fee income	30,596	23,296	70,037	47,787
Other income	4,539	4,908	13,375	20,899
Total revenues	273,025	244,817	790,106	726,579
Expenses:
Operating expenses, including related party expenses of $0 and $6 in 2026 and $6 and $9 in 2025	58,700	57,673	180,407	164,840
Real estate taxes	42,190	37,627	126,537	112,594
Operating lease rent	6,898	6,106	20,740	18,317
SUMMIT Operator expenses	42,936	35,959	93,398	82,570
Interest expense, net of interest income	50,026	47,235	154,946	138,234
Amortization of deferred financing costs	2,480	1,724	7,438	5,153
SUMMIT Operator tax expense	616	1,279	2,424	2,781
Interest expense on senior obligations of consolidated securitization vehicles	14,687	10,838	44,079	45,827
Depreciation and amortization	63,629	63,216	200,659	187,874
Loan loss and other investment reserves, net of recoveries	—	—	—	(71,326)
Transaction related costs	228	13,129	529	13,601
Marketing, general and administrative	23,253	23,701	68,820	67,004
Total expenses	305,643	298,487	899,977	767,469

Equity in net income (loss) from unconsolidated joint ventures	26,692	(9,287)	20,860	(30,892)
Income from debt fund investments, net	2,166	1,176	10,634	1,776
Equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate	—	86,872	(814)	84,926
Purchase price and other fair value adjustments	4,261	11,138	14,106	(8,090)
Gain (loss) on sale of real estate, net	91,445	(1,068)	103,902	(1,717)
Depreciable real estate reserves	(2,275)	—	(37,435)	(8,546)
Gain on sale of marketable securities	—	—	—	10,232
Net income	89,671	35,161	1,382	6,799
Net income (loss) attributable to noncontrolling interests:
Noncontrolling interests in the Operating Partnership	(5,797)	(1,737)	3,036	503
Noncontrolling interests in other partnerships	(5,688)	(2,658)	(25,194)	3,079
Preferred units distributions	(2,256)	(2,154)	(6,713)	(6,461)
Net income (loss) attributable to SL Green	75,930	28,612	(27,489)	3,920
Perpetual preferred stock dividends	(3,738)	(3,738)	(11,213)	(11,213)
Net income (loss) attributable to SL Green common stockholders	$72,192	$24,874	$(38,702)	$(7,293)
Earnings Per Share (EPS)
Basic earnings (loss) per share	$1.01	$0.35	$(0.56)	$(0.12)
Diluted earnings (loss) per share	$1.01	$0.34	$(0.56)	$(0.12)

Funds From Operations (FFO)
Basic FFO per share	$1.63	$1.62	$3.93	$4.72
Diluted FFO per share	$1.59	$1.58	$3.85	$4.60

Basic ownership interest
Weighted average REIT common shares for net income per share	70,441	70,443	70,598	70,435
Weighted average partnership units held by noncontrolling interests	4,610	3,875	4,814	3,998
Basic weighted average shares and units outstanding	75,051	74,318	75,412	74,433

Diluted ownership interest
Weighted average REIT common share and common share equivalents	71,967	72,553	72,189	72,442
Weighted average partnership units held by noncontrolling interests	4,610	3,875	4,814	3,998
Diluted weighted average shares and units outstanding	76,577	76,428	77,003	76,440

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except per share data)

	September 30,	December 31,
	2026	2025
Assets
Commercial real estate properties, at cost:
Land and land interests	$1,534,127	$1,699,215
Building and improvements	4,068,129	4,012,305
Building leasehold and improvements	1,496,428	1,448,112
	7,098,684	7,159,632
Less: accumulated depreciation	(2,333,095)	(2,306,377)
	4,765,589	4,853,255
Assets held for sale	224,249	—
Cash and cash equivalents	186,439	155,747
Restricted cash	199,507	180,748
Investment in marketable securities	21,166	23,666
Tenant and other receivables	64,072	45,524
Related party receivables	17,195	16,293
Deferred rents receivable	255,497	266,678
Debt and preferred equity investments, net of discounts and deferred origination fees of $2 and $14 in 2026 and 2025, respectively, and allowances of $300 and $454 in 2026 and 2025, respectively	113,087	168,358
Investments in unconsolidated joint ventures	2,886,984	2,819,778
Debt fund investments, at fair value	434,219	152,958
Deferred costs, net	121,668	129,019
Right-of-use assets - operating leases	940,495	864,430
Real estate loans held by consolidated securitization vehicles, at fair value	1,003,918	1,023,877
Other assets	551,576	577,299
Total assets	$11,785,661	$11,277,630

Liabilities
Mortgages and other loans payable	$2,216,799	$2,154,499
Revolving credit facility	930,000	640,000
Unsecured term loan	1,150,000	1,150,000
Deferred financing costs, net	(29,965)	(13,063)
Total debt, net of deferred financing costs	4,266,834	3,931,436
Accrued interest payable	17,016	15,221
Accounts payable and accrued expenses	142,846	134,621
Deferred revenue	158,252	147,419
Lease liability - financing leases	109,182	108,183
Lease liability - operating leases	886,515	805,192
Dividend and distributions payable	48,910	2,536
Security deposits	66,859	68,276
Liabilities related to assets held for sale	866	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Senior obligations of consolidated securitization vehicles, at fair value	1,003,918	1,023,877
Other liabilities (includes $166,736 and $244,941 at fair value as of September 30, 2026 and December 31, 2025, respectively)	513,358	587,779
Total liabilities	7,314,556	6,924,540

Commitments and contingencies
Noncontrolling interests in Operating Partnership	273,718	241,371
Preferred units and redeemable equity	203,508	199,271

Equity
SL Green stockholders' equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 and 9,200 issued and outstanding at both September 30, 2026 and December 31, 2025	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 70,945 and 71,159 issued and outstanding at September 30, 2026 and December 31, 2025, respectively	708	711
Additional paid-in capital	4,213,109	4,212,590
Accumulated other comprehensive income (loss)	28,201	(22,198)
Retained deficit	(964,016)	(741,880)
Total SL Green Realty Corp. stockholders’ equity	3,499,934	3,671,155
Noncontrolling interests in other partnerships	493,945	241,293
Total equity	3,993,879	3,912,448
Total liabilities and equity	$11,785,661	$11,277,630

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Funds From Operations (FFO) Reconciliation:	2026	2025	2026	2025

Net income (loss) attributable to SL Green common stockholders	$72,192	$24,874	$(38,702)	$(7,293)
Add:
Depreciation and amortization	63,629	63,216	200,659	187,874
SLG's share of unconsolidated joint ventures depreciation and amortization	72,964	127,170	217,701	247,874
Net income (loss) attributable to noncontrolling interests	11,485	4,395	22,158	(3,582)
Less:
Equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate	—	86,872	(814)	84,926
Purchase price and other fair value adjustments	477	9,652	7,953	(5,291)
Gain (loss) on sale of real estate, net	91,445	(1,068)	103,902	(1,717)
Depreciable real estate reserves	(2,275)	—	(37,435)	(8,546)
Depreciable real estate reserves in unconsolidated joint venture	—	—	—	(1,780)
Depreciation on non-rental real estate assets	1,478	1,628	4,483	4,312
Noncontrolling interests in consolidated joint ventures	7,071	2,186	27,451	1,526
FFO attributable to SL Green common stockholders and unit holders	$122,074	$120,385	$296,276	$351,443

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Operating income and Same-store NOI Reconciliation:	2026	2025	2026	2025

Net income	$89,671	$35,161	$1,382	$6,799

Depreciable real estate reserves	2,275	—	37,435	8,546
(Gain) Loss on sale of real estate, net	(91,445)	1,068	(103,902)	1,717
Purchase price and other fair value adjustments	(4,261)	(11,138)	(14,106)	8,090
Equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate	—	(86,872)	814	(84,926)
Gain on sale of marketable securities	—	—	—	(10,232)
Depreciation and amortization	63,629	63,216	200,659	187,874
SUMMIT Operator tax expense	616	1,279	2,424	2,781
Amortization of deferred financing costs	2,480	1,724	7,438	5,153
Interest expense, net of interest income	50,026	47,235	154,946	138,234
Interest expense on senior obligations of consolidated securitization vehicles	14,687	10,838	44,079	45,827
Operating income	127,678	62,511	331,169	309,863

Equity in net (income) loss from unconsolidated joint ventures	(26,692)	9,287	(20,860)	30,892
Income from debt fund investments, net	(2,166)	(1,176)	(10,634)	(1,776)
Marketing, general and administrative expense	23,253	23,701	68,820	67,004
Transaction related costs	228	13,129	529	13,601
Loan loss and other investment reserves, net of recoveries	—	—	—	(71,326)
SUMMIT Operator expenses	42,936	35,959	93,398	82,570
Investment income	(2,615)	(4,356)	(7,618)	(26,809)
Interest income from real estate loans held by consolidated securitization vehicles	(14,687)	(10,838)	(44,079)	(47,868)
SUMMIT Operator revenue	(34,655)	(32,883)	(90,306)	(86,424)
Non-building revenue	(26,955)	(20,271)	(59,524)	(40,406)
Net operating income (NOI)	86,325	75,063	260,895	229,321

Equity in net income (loss) from unconsolidated joint ventures	26,692	(9,287)	20,860	(30,892)
SLG's share of unconsolidated JV depreciable real estate reserves	—	—	—	1,780
SLG's share of unconsolidated JV depreciation and amortization	68,880	66,616	207,074	194,844
SLG's share of unconsolidated JV amortization of deferred financing costs	4,101	3,558	12,519	9,856
SLG's share of unconsolidated JV interest expense, net of interest income	74,059	67,628	216,017	194,883
SLG's share of unconsolidated JV gain on early extinguishment of debt	—	(57,187)	4,796	(57,187)
SLG's share of unconsolidated JV investment income	(554)	(3,963)	(1,759)	(13,940)
SLG's share of unconsolidated JV loan loss and other investment reserves, net of recoveries	—	—	—	14,531
SLG's share of unconsolidated JV non-building revenue	(2,153)	(1,645)	(5,599)	(5,219)
NOI including SLG share of unconsolidated JVs	257,350	140,783	714,803	537,977

NOI from other properties/affiliates	(73,925)	30,394	(185,804)	(36,758)
Same-Store NOI	183,425	171,177	528,999	501,219

Straight-line and free rent	(3,462)	693	(10,052)	1,844
Amortization of acquired above and below-market leases, net	266	146	1,082	389
Operating lease straight-line adjustment	1,532	204	1,893	611
SLG's share of unconsolidated JV straight-line and free rent	(14,003)	(10,396)	(32,949)	(33,788)
SLG's share of unconsolidated JV amortization of acquired above and below-market leases, net	(6,718)	(6,268)	(20,394)	(18,498)
Same-store cash NOI	$161,040	$155,556	$468,579	$451,777

Lease termination income	(387)	(270)	(1,128)	(4,875)
SLG's share of unconsolidated JV lease termination income	(1,001)	(3,189)	(7,333)	(5,421)
Same-store cash NOI excluding lease termination income	$159,652	$152,097	$460,118	$441,481

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of Nareit in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second generation tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of Nareit in September 2017 defines EBITDAre as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG-EARN